Exhibit 10.7

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”) is made as of February 1, 2016, between Ingevity Corporation, a Delaware corporation (the “Company”) and [____________](“Consultant”).

WHEREAS, Consultant has been proposed as a member of the Board of Directors of the Company, and has agreed to serve in such capacity upon election to the role by the shareholder of the Company, with such service to take effect immediately after the planned separation of the Company from its parent corporation (the “Separation”) (Consultant and those other individuals who have also been proposed as members of the Board of Directors of the Company are herein referred to as the “Prospective Board Members”);

WHEREAS, the Separation is anticipated to occur on or about April 25, 2016, and the parties desire to engage Consultant in advance of the Separation in order to (i) facilitate advance planning of certain corporate governance matters including proposing board and committee agenda items, (ii) afford advance opportunity for the Company to review in depth the Company’s business with the Prospective Board Members, and (iii) afford advance opportunity for the Prospective Board Members to meet each other and members of the Company’s management team (the “Advance Planning Activities”).

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

ARTICLE I. - APPOINTMENT; TERM

1.1.          Appointment. The Company hereby appoints Consultant, and Consultant hereby accepts such appointment, to engage in the Advance Planning Activities, as well as other services incidental thereto (the “Services”). It is anticipated that the Advance Planning Activities will include attendance at a two-business day pre-planning session for Prospective Board Members, as well as participation in telephonic or other conferences from time to time with senior management of the Company.

1.2           Term. The term of this Agreement shall commence on February 1, 2016, and shall terminate on the effective date of the Separation or, if the Separation shall not have occurred by May 30, 2016, on such date (the “Term”). The Term may be earlier terminated at any time by either party providing the other party with at least ten (10) days prior written notice of its intent to terminate this Agreement.

ARTICLE 2. - COMPENSATION; EXPENSES

2.1.          Compensation. The Company agrees to pay Consultant for the rendering of the Services the sum of $[_____] (the “Fee”), payable on or about March 1. The Fee shall not be subject to pro-ration or refund regardless of any early termination of the Term.

2.2.          Business Expenses. The Company will reimburse Consultant for all reasonable out-of-pocket business expenses incurred by Consultant in performing the Services hereunder during the Term. The Consultant agrees to provide normal business documentation for expenses incurred hereunder. Travel by consultant may be first class. Business expenses shall be reimbursed promptly, and in any event within thirty days after the related documentation shall have been submitted to the Company.

ARTICLE 3. - CONFIDENTIALITY

3.1.          Confidentiality Obligation.

The Consultant may be furnished with or otherwise given access to certain proprietary or confidential information relating to the business affairs and operations of the Company. This information includes, but is not limited to, proprietary or confidential information related to the Company’s business plans and strategies, results of operations, acquisition targets, growth and new markets, and other business development activity, as well as financial forecasts (any such information furnished to the Consultant, including information derived therefrom, with the exceptions set forth below, is herein referred to as “Confidential Information”). The Consultant agrees to treat this Confidential Information as follows:

(a)	Consultant agrees that the Confidential Information will not be furnished to any other person except with the express written consent of the Company. Upon the request of the Company, Consultant will return all copies of any of the Confidential Information, in whatever medium, including any reports, notes, summaries or any other materials that include any of the Confidential Information, are based on or derived from the Confidential Information or were developed using the Confidential Information. (In the case of summaries, notes, and similar materials or extracts prepared by the Consultant, the Consultant may destroy such materials in lieu of returning them to the Company.)

(b)	Consultant agrees that (he/she) will not use the Confidential Information in any manner except in respect of the activities contemplated hereby.

(c)	The obligation of confidentiality and limited use does not apply to any information which: (i) is or becomes generally available through no fault of Consultant; (ii) is already known by Consultant prior to disclosure hereunder, or (iii) is subsequently acquired by Consultant from a source who, to Consultant’s knowledge, was not in breach of an obligation of confidentiality to the Company in respect thereof.

(d)	In the event that Consultant is compelled by legal process to disclose any Confidential Information, Consultant shall first notify the Company and cooperate with the Company in limiting the scope of the disclosure, and otherwise obtaining protective treatment for the Confidential Information. In the event that, in the absence of a protective order or receipt of a waiver from the Company, the Consultant is compelled to disclose any of the Confidential Information by virtue of legal process, Consultant may disclose such Confidential Information without liability provided that Consultant (i) prior to such disclosure, advise and consult with the Company, and (ii) disclose only that portion of the Confidential Information that Consultant believes is reasonably required to comply with the legal process.

(e)	Consultant understands that the Confidential Information may contain material, non-public information relative to WestRock Company, Company’s parent corporation. Consultant agrees that Consultant will refrain from disclosing any such material, non-public information, or otherwise acting on any such material, non-public information, in violation of applicable laws, rules or regulations.

ARTICLE 4. - RESTRICTED SERVICES

4.1.          Restricted Services. The Parties acknowledge that unless and until Consultant shall be elected to the Board of Directors of the Company by the shareholder of the Company, Consultant shall not be acting in such capacity and shall have no authority to represent [himself/herself] as acting in such capacity. The parties further acknowledge that any meeting of one or more Prospective Board Members shall not be considered, construed or represented as a meeting of the Board of Directors of the Company until such persons have been elected as members of the Board of Directors by the stockholder of the Company and have assumed service in such capacity. Without limiting the generality of the foregoing, any act of Consultant, either individually or with other Prospective Board Members, shall be not be considered as an act of the Board of Directors or of a Board member.

ARTICLE 5. - INDEPENDENT CONTRACTOR; TAXES

5.1.          Status as Independent Contractor. In the performance of the Services, Consultant shall act solely as an independent contractor, and nothing herein contained or implied will at any time be construed so as to create the relationship of employer and employee, partnership, principal and agent, or joint venturer as between the Company and Consultant. Consultant shall have no authority to bind the Company or its affiliates in any way or make any representations or warranties on behalf of the Company or its affiliates and shall not represent to any person or entity that it has such authority.

5.2.          Taxes. All taxes applicable to this Agreement shall be paid by Consultant, and the Company shall not withhold or pay any amount for federal, state or municipal income tax, social security, unemployment or worker's compensation, unless required to do so by law. The Company shall issue the appropriate tax form or forms evidencing the payment of the Fee to Consultant.

ARTICLE 6. - INDEMNIFICATION

The Company shall indemnify and hold the Consultant harmless from any and all losses, liabilities, claims, demands, actions, costs, damages and expenses (including expenses of counsel and reasonable attorneys' fees) arising from the performance by Consultant of the Services hereunder.

ARTICLE 7. - GENERAL PROVISIONS

7.1.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its rules regarding conflicts of law.

7.2.          Entire Agreement; Waiver; Amendment. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. The parties hereto agree that this Agreement supersedes and replaces any and all other agreements, whether oral or in writing, regarding the subject matter hereof. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by both parties. The failure or delay by either party to exercise any of its rights hereunder shall not be construed to be a waiver of any of such rights.

7.3.          Assignment. Consultant may not assign this Agreement, nor may Consultant delegate or subcontract the performance and obligations imposed hereunder, without the prior written consent of the Company.

7.5.          Severability. If any part of this Agreement shall be declared to be void or unenforceable by any court or administrative body of competent jurisdiction, such part shall be deemed several from the remainder of this Agreement, and this Agreement shall continue in all respects to be valid and enforceable. The parties mutually agree to cooperate with each other to revise this Agreement so as to make this Agreement enforceable.

7.6           Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A signature sent by pdf or facsimile transmission shall be as valid and binding upon the party as an original signature of such party.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

INGEVITY CORPORATION	CONSULTANT

By:
	D. Michael Wilson	[Type Name]
Chief Executive Officer

- 5 -